SUBITEM 77 e
LEGAL PROCEEDINGS

Since October 2003
Federated and related
entities collectively
Federated and various
 Federated funds Funds
have been named as
defendants in
several class action
lawsuits now pending
 in the United States
 District Court for
the District of Maryland
 The lawsuits were
purportedly filed on
behalf of people who
purchased owned andor
 redeemed shares of
 Federatedsponsored
mutual funds during
 specified periods
 beginning November 1
1998 The suits are
generally similar
in alleging that
 Federated engaged
in illegal and improper
 trading practices
including market timing
 and late
trading in concert with
 certain institutional
 traders which allegedly
 caused financial injury
to the mutual fund
shareholders These
lawsuits began to
be filed shortly after
 Federateds first public
 announcement that it
had received requests
 for information on
shareholder trading
activities in the
Funds from the SEC
 the Office of the
New York State Attorney
 General NYAG and other
 authorities In that
regard on November 28
 2005
Federated announced
that it had reached
 final settlements
with the SEC and the
 NYAG with respect
 to those matters
Specifically the SEC
and
NYAG settled proceedings
 against three Federated
 subsidiaries involving
undisclosed market timing
arrangements and late
 trading The SEC made
findings that Federated
Investment Management
Company FIMC an SEC
registered investment
adviser to various
Funds and Federated
Securities
Corp an SECregistered
 brokerdealer and
distributor for the
Funds violated provisions
 of the Investment Advisers
 Act and Investment
 Company Act
by approving but not
disclosing three market
 timing arrangements
or the associated conflict
of interest between FIMC
and the funds involved in
the arrangements either
 to other fund shareholders
 or to the funds board
and that Federated
Shareholder Services
Company formerly an
SECregistered transfer
 agent failed to prevent
a customer and a Federated
employee from late trading
 in violation of provisions
of the Investment
Company Act The NYAG
found that such conduct
 violated provisions
of New York State law
 Federated entered
into the settlements
without
admitting or denying
the regulators findings
 As Federated previously
reported in 2004 it has
already paid approximately
 80 million to certain funds
as determined by an
independent consultant
 As part of these
 settlements Federated
 agreed to pay
disgorgement and a
civil money penalty
 in the
aggregate amount of
 an additional 72
 million and among
other things agreed
that it would not serve
as investment adviser
to any registered
investment company
unless i at least
75 of the funds
directors are independent
 of Federated ii the
 chairman of each such
fund is independent of
Federated iii no
ction may be taken
by the funds board
or any committee
thereof unless approved
 by a majority of the
independent trustees of
the fund or committee
 respectively and iv
the fund appoints a
senior officer who
reports to the
independent trustees
and is responsible for
monitoring compliance
 by the fund with a
pplicable laws and
fiduciary duties
and for managing
the process by which
 management fees charged
 to
a fund are approved
The settlements are
 described in Federateds
 announcement which
along with previous
 press releases and
related
communications on those
matters is available
 in the About Us
section of Federateds
 website at Federated
Investorscom
Federated entities
have also been named
 as defendants in
several additional
lawsuits that are
now pending in the
United States District
 Court for
the Western District
 of Pennsylvania
alleging among other
 things excessive
advisory and Rule
 12b1 fees
The Board of the
 Funds retained
the law firm of
Dickstein Shapiro
LLP to represent
the Funds in each
 of the lawsuits
described in the
preceding two paragraphs
 Federated and the Funds
 and their respective
counsel have been
defending this litigation
and none of the Funds
remains a defendant in
any of the lawsuits
though some could
potentially receive
 any recoveries as
nominal defendants
Additional lawsuits based
upon similar allegations
may be filed in the future
 The potential impact of
these lawsuits all of which
seek unquantified damages
attorneys fees
and expenses and future
 potential similar suits
 is uncertain Although
 we do not believe that
 these lawsuits will have
 a material adverse effect
 on
the Funds there can be
no assurance that these
suits ongoing adverse
publicity andor other
developments resulting
from the regulatory
investigations will
not result in increased
 Fund redemptions
reduced sales of Fund
 shares or other
adverse consequences
for the Funds